UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2006 (September 18, 2006)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2006, the Company’s Board of Directors approved certain increases in Non-Employee Director compensation. The increases become effective October 1, 2006.

The attached exhibit 10.1, incorporated herein by reference, sets forth the compensation for Non-Employee Directors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 18, 2006, the Board of Directors increased the number of directors constituting the whole Board of Directors from ten to eleven. The Board of Directors then elected W. Richard Anderson as a director and appointed him to serve on the Company’s Audit Committee. Mr. Anderson has been elected as a Class II director, to serve until the election of directors at the 2008 annual general meeting of shareholders.

Additional information with regard to Mr. Anderson is included in the press release attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

The exhibits to this report are as follows:

Exhibit No.	Description
10.1	Schedule of Compensation for Non-Employee Directors Effective October 1, 2006
99.1	Press Release Regarding Mr. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: September 21, 2006	By:	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel

Index to Exhibits

Exhibit Number	Description
10.1	Schedule of Compensation for Non-Employee Directors Effective October 1, 2006
99.1	Press Release Regarding Mr. Anderson